Exhibit 99.1

MEDIA CONTACTS:

Telkonet Investor Relations

414.721.7988

ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Records 62% Increase in Revenue for First Quarter 2013

Teleconference & Webcast to be Held Today at 4:30 pm ET

May 15, 2013: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI), whose complementary business divisions include EcoSmart, an energy management technology platform featuring Recovery Time™ technology and EthoStream, one of the largest high-speed Internet access (“HSIA”) providers in the world, today announced their 2013 first quarter financial results in which the Company recorded a 62% increase in revenue as a result of the continuing growth of its energy management technology solutions.

Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, Wednesday May 15th at 4:30 pm ET/3:30 pm CT.

“I am extremely pleased with the revenue growth we achieved in the first quarter, a quarter which, historically, has been our slowest. We continue to see strength across all of our addressable market sectors and the success we’re having in establishing strategic partnerships is allowing us to quickly and efficiently enter new and abundant marketplaces. The increase of over $1.0 million in revenue for the quarter indicates the increasing demand for our energy management technology solutions and that we have become a recognized leader in this rapidly-expanding industry” stated Jason Tienor, CEO of Telkonet.

Financial Highlights for the First Quarter Ended March 31, 2013

-	Revenue of $3.1 million, up 62 % compared to $1.9 million for the quarter ended March 31, 2012
-	Negative adjusted EBITDA of $0.3 million for the quarter ended March 31, 2013 compared to a negative $0.6 million for the quarter ended March 31, 2012
-	Working capital deficit (current liabilities in excess of current assets) of $0.2 million at March 31, 2013. This represents an improvement of $1.2 million from a working capital deficit of $1.4 million at March 31, 2012

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Teleconference and Webcast

The Company will host a teleconference and webcast today at 4:30 PM ET to discuss these results with the financial community.

Date: Wednesday, May 15, 2013

Time: 4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free): (877)-407-0782
Investor Dial-In (International): (201)-689-8567
Live Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=170979

A replay of the teleconference will be available until May 29th, 2013, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415 if calling internationally. Please enter conference ID # 414350 to access the replay.

NON-GAAP Financial Measures

This release contains a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2013 and 2012 and the three months ended March 31, 2013, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

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ABOUT TELKONET

Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. Telkonet’s energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 5.0 million users monthly across a network of greater than 2,350 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

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RECONCILIATION OF NET (LOSS) TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

	2013	2012
Net (loss)	$(411,846)	$(728,824)
Interest expense, net	16,638	31,764
Provision for income taxes	280	–
Depreciation and amortization expense	64,118	72,598

EBITDA	(330,810)	(624,462)
Adjustments:
Stock-based compensation expense	2,023	36,165

Adjusted EBITDA	$(328,787)	$(588,297)

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Unaudited)

	2013	2012
Revenues, net:
Product	$2,165,500	$917,929
Recurring	962,134	1,010,672
Total Net Revenues	3,127,634	1,928,601

Cost of Sales:
Product	1,429,546	600,809
Recurring	266,163	289,909
Total Cost of Sales	1,695,709	890,718

Gross Profit	1,431,925	1,037,883

Operating Expenses:
Research and development	302,142	230,564
Selling, general and administrative	1,460,593	1,431,781
Depreciation and amortization	64,118	72,598
Total Operating Expense	1,826,853	1,734,943

Loss from Operations	(394,928)	(697,060)

Other Income (Expenses):
Interest expense, net	(16,638)	(31,764)
Total Other Income (Expense)	(16,638)	(31,764)

Loss Before Provision for Income Taxes	(411,566)	(728,824)

Provision for Income Taxes	280	–

Net Loss	(411,846)	(728,824)

Accretion of preferred dividends and discount	(172,897)	(190,753)
Net loss attributable to common stockholders	$(584,743)	$(919,577)

Net income (loss) per common share:
Income (loss) per common share – basic	$0.00	$(0.01)
Income (loss) per common share – diluted	$0.00	$(0.01)

Weighted Average Common Shares Outstanding – basic	108,103,001	104,351,326
Weighted Average Common Shares Outstanding – diluted	109,522,960	106,457,737

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